EXHIBIT 4.3




                         CHOICE ONE COMMUNICATIONS INC.


                      WARRANT FOR THE PURCHASE OF SHARES OF
                 COMMON STOCK OF CHOICE ONE COMMUNICATIONS INC.



NO. ______                                       WARRANT TO PURCHASE A NUMBER
                                      OF SHARES OF COMMON STOCK IN ACCORDANCE
                                  WITH THE DEFINITION OF WARRANT SHARE AMOUNT




         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED HEREUNDER ARE SUBJECT TO AND HAVE THE BENEFIT OF AN EQUITY REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 9, 2001 AMONG CHOICE ONE COMMUNICATIONS INC. AND THE WARRANTHOLDERS PARTY THERETO AND SECTIONS 6.01, 6.05 AND 6.06 OF A TRANSACTION AGREEMENT, DATED AS OF JULY 8, 1998, AS AMENDED, AMONG CHOICE ONE COMMUNICATIONS INC., THE WARRANTHOLDERS PARTY THERETO AND CERTAIN OTHER STOCKHOLDERS OF CHOICE ONE COMMUNICATIONS INC., A COPY OF EACH OF WHICH MAY BE OBTAINED UPON REQUEST FROM CHOICE ONE COMMUNICATIONS INC.


         FOR VALUE RECEIVED, CHOICE ONE COMMUNICATIONS INC., a Delaware corporation (the "CORPORATION"), hereby certifies that ______________________ (together with its successor or permitted assigns, the "HOLDER"), is entitled, subject to the provisions of this Warrant (this "WARRANT"), to purchase from the Corporation, at the times specified herein, a number of fully paid and non-assessable shares of common stock of the Corporation, par value $0.01 per share (the "COMMON STOCK"), equal to the Warrant Share Amount (as hereinafter defined) at a purchase price per share equal to the Exercise Price (as hereinafter defined).


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The Warrant Share Amount to be received upon the exercise
of this Warrant and the Exercise Price (as hereinafter defined) to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.
1. DEFINITIONS. The following terms, as used herein, have the following meanings:

         "ADDITIONAL CREDIT FACILITY" means the Third Amended and Restated Credit Agreement dated as of the Closing Date among the borrowers listed on the signature pages thereto, the Corporation, as Guarantor, Wachovia Investors, Inc., as administrative agent and collateral agent, General Electric Capital Corporation, as syndication agent, and Morgan Stanley Senior Funding, Inc., as documentation agent, and the lenders party thereto.

         "AFFILIATE" shall have the meaning given to such term in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

         "BONA FIDE PROPOSAL" means a proposal for a Qualified Capital Markets Transaction which any of the Bridge Lenders or any of their Affiliates present to the Corporation where (a) the requisite lenders party to the Additional Credit Facility (other than MSDWCP) have consented to such proposal as provided in the definition of "Authorized Capital Markets Transaction" in the Additional Credit Facility, and (b) such Bridge Lender or its Affiliate represents in connection with such proposed Qualified Capital Markets Transaction that it is highly confident that such proposed Qualified Capital Markets Transaction can be consummated substantially on the terms set forth therein.

         "BRIDGE FINANCING AGREEMENT" means the Bridge Financing Agreement dated as of August 1, 2000 among the Corporation, the lenders party thereto and Morgan Stanley Senior Funding, Inc., as Administrative Agent thereunder, as amended from time to time, including as replaced by the indenture relating to the senior notes pursuant to the terms of the debt registration rights agreement dated as of November 9, 2001 by and among the Corporation and the Bridge Lenders.

         "BRIDGE LENDERS" means Morgan Stanley Senior Funding, Inc., Wachovia Investors, Inc. (formerly known as First Union Investors, Inc.) and CIBC Inc.

         "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized by law to close.

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         "CLOSING DATE" means the date of closing under the Additional Credit
Facility.

         "COMMON SHARE EQUIVALENT" means, with respect to any security of the Corporation (other than the Warrants) and as of a given date, a number which is,
(i) in the case of a share of Common Stock, one, (ii) in the case of all or a portion of any right, warrant or other security which may be exercised for a share or shares of Common Stock, the number of shares of Common Stock receivable upon exercise of such security (or such portion of such security) and (iii) in the case of any security convertible into or exchangeable for a share or shares of Common Stock, the number of shares of Common Stock that would be received if such security were converted or exchanged on such date.

         "CREDIT AGREEMENT" means the $350,000,000 Second Amended and Restated Credit Agreement dated as of August 1, 2000, by and among the Corporation as Guarantor, the subsidiaries designated therein, Wachovia Investors, Inc. (formerly known as First Union Investors, Inc.) as Administrative Agent, General Electric Capital Corporation as Syndication Agent and Morgan Stanley Senior Funding, Inc. as Documentation Agent and the lenders party thereto.

         "EQUITY REGISTRATION RIGHTS AGREEMENT" means the Equity Registration Rights Agreement dated as of November 9, 2001 among the Corporation and the holders of Warrants party thereto, as amended from time to time in accordance with its terms.

         "EXERCISE PRICE" means the price per Warrant Share at which the Warrant Shares are exercisable hereunder, as such price may be adjusted from time to time as provided herein. The Exercise Price is initially $0.01.

         "EXISTING LENDERS" means the lenders listed on the signature pages of the Credit Agreement.

         "EXPIRATION DATE" means the fifth anniversary of the Closing Date at 5:00 p.m. New York City time.

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         "FAIR MARKET VALUE" means, with respect to a share of Common Stock or preferred stock of the Corporation ("PREFERRED STOCK") or other securities of the Corporation (other than options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) on any date, the average closing sales price per share (or other similar unit) of such security on the principal market on which such security is traded for the 20 trading days immediately preceding (but not including) such date, or, if such security is not publicly traded, the Fair Market Value of such share (or other similar unit) shall be determined as of such date by the Board of Directors of the Corporation; PROVIDED that if the Majority Warrant Holders in their discretion do not agree with the determination of the Board of Directors, the Fair Market Value of such share (or other similar unit) that is not publicly traded shall be determined by a nationally recognized firm of investment bankers reasonably acceptable to the Corporation and the Majority Warrant Holders. The fees of any such firm in connection with any determination of Fair Market Value of any share (or other similar unit) shall be paid as follows: (i) if such Fair Market Value as determined by the Board of Directors of the Corporation (the "CORPORATION VALUE") and such Fair Market Value as determined by such firm (the "FIRM VALUE") differ by an amount of 15% or less of the Corporation Value, then such fees shall be borne equally by the Corporation and the Holders (each of whom shall be severally liable for its pro rata share of the portion of such fees allocable to the Holders), (ii) if such Firm Value is greater than such Corporation Value by more than 15% of such Corporation Value, then such fees shall be borne entirely by the Corporation and (iii) if such Corporation Value is greater than such Firm Value by more than 15% of such Corporation Value, then such fees shall be borne entirely by the Holders (each of whom shall be severally liable for its pro rata share of such fees).

         "HOLDERS" means all of the Persons who are holders of the Warrants.

         "MAJORITY WARRANT HOLDERS" means, at any time, holders of Warrants exercisable for a majority of the aggregate number of shares of Common Stock with respect to which the Warrants are exercisable at such time.

         "MSDWCP" means, collectively, Morgan Stanley Capital Partners III, L.P., Morgan Stanley Capital Investors, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., and any private equity investment fund or similar entity managed by any of the foregoing (excluding, for clarification purposes, Morgan Stanley Senior Funding, Inc.).

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         "NEW LENDERS" means Morgan Stanley Dean Witter  Capital  Partners IV,
L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., Morgan Stanley Senior Funding, Inc., Wachovia Investors, Inc. (formerly known as First Union Investors, Inc.) and CIBC Inc.

         "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

         "QUALIFIED CAPITAL MARKETS TRANSACTION" means one or more capital markets transactions proposed to the Corporation or its Subsidiaries, consisting of any of, or a combination of, (a) the issuance and sale of subordinated notes with a market rate of interest (but in no event shall the interest rate be greater than 13.5%), a maturity date after the maturity date of the Rollover Notes (as in effect on the Closing Date), an accrual period providing for payment of interest in kind which terminates no earlier than the termination of the accrual period under the Rollover Notes (as in effect immediately following the consummation of the transactions on the Closing Date) and subject to other customary terms for such a note issuance, including standard high-yield debt covenants and call protection (but which by its terms would not interfere with then existing contractual rights of the holders of the Series A Preferred Stock in accordance with the terms thereof, including, without limitation, any right of mandatory redemption), (b) the issuance and sale of convertible debt with an interest rate no greater than 8%, a maturity date after the maturity date of the Rollover Notes, an accrual period providing for payment of interest in kind that terminates no earlier than the termination of the accrual period under the Rollover Notes, a conversion premium of at least 20% over the Fair Market Value of the Common Stock (which Fair Market Value must be at least $6.25 per share of Common Stock (such amount to be adjusted on the same basis as the adjustments specified in Section 8(a) hereof)) and subject to other customary terms for an issuance of convertible debt in a transaction registered under the Securities Act or consummated pursuant to Rule 144A thereunder (but which by its terms would not interfere with then existing contractual rights of the holders of the Series A Preferred Stock in accordance with the terms thereof, including, without limitation, any right of mandatory redemption) or (c) equity issuances at a price no less than $6.25 per share of Common Stock (such amount to be adjusted on the same basis as specified in Section 8(a) hereof) and subject to other customary terms for an issuance of equity in a transaction registered under the Securities Act or consummated pursuant to Rule 144A thereunder, which, taken together, if proposed as part of a single financing, generate net cash proceeds to the Corporation of at least $100 million; PROVIDED that any Qualified Capital Markets Transaction may be undertaken pursuant to any other available exemption from registration under the Securities Act as long as its terms comply with the provisions above and PROVIDED FURTHER that no capital markets transaction or transactions shall constitute a Qualified Capital Markets Transaction if the consummation of such capital markets transaction would violate the Additional Credit Facility in effect as of the date hereof or the Bridge Financing Agreement or cause the Corporation to violate any rules of any national securities exchange or automated quotation system, if any, upon which the shares of Common Stock shall be so listed.

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

         "ROLLOVER NOTES" means the Rollover Notes (or any successor instruments into which the Rollover Notes are convertible or exchangeable pursuant to the debt registration rights agreement dated November 9, 2001 by and among the Corporation and the Bridge Lenders) issued by the Corporation to Morgan Stanley Senior Funding, Inc., CIBC Inc. and Wachovia Investors, Inc. (formerly known as First Union Investors, Inc.) pursuant to the Bridge Financing Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SERIES A PREFERRED STOCK" means the Series A Senior Cumulative Preferred Stock of the Corporation, including the Waiver Shares (as defined in the Agreement dated as of March 31, 2002 between the Corporation and the holders set forth on the signature pages thereof).

         "TRANSACTION AGREEMENt" means the Transaction Agreement dated as of July 8, 1998 among the Corporation, the warrantholders party thereto and certain other stockholders of the Corporation, as amended from time to time.

         "WARRANT SHARE AMOUNT" means _______ shares of Common Stock, as such number may be adjusted pursuant to Section 8 hereof.

         "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time as hereinafter set forth.

         "WARRANTS" means this Warrant and any other warrants issued to the New Lenders on the date hereof.

2. EXERCISE OF WARRANT.

(a) Subject to Section 2(d), if this Warrant becomes exercisable pursuant to
Section 10 hereof prior to the Expiration Date, the Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if the Expiration Date is not a Business Day, then until the next succeeding day that shall be a Business Day. To exercise this Warrant, the Holder shall execute and deliver to the Corporation a Warrant Exercise Notice substantially in the form annexed hereto (each a "WARRANT EXERCISE NOTICE"), along with this Warrant, together with (i) payment of the applicable Exercise Price or (ii) a written notice to the Corporation that the Holder is exercising the Warrant (or a portion thereof) by authorizing the Corporation to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which when multiplied by the Fair Market Value of one share of Common Stock is equal to the aggregate Exercise Price for the number of shares of Common Stock being purchased (including the shares being withheld to satisfy the Exercise Price) upon such exercise (and such withheld shares shall no longer be issuable under this Warrant). Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder.

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(b) If the Holder shall choose to pay the Exercise Price in connection with any exercise of this Warrant (as permitted by clause (i) of Section 2(a)), the Exercise Price may be paid in immediately available funds in cash or by certified or official bank check or bank cashier's check payable to the order of the Corporation or by any combination of such cash or check. The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares except for any documentary, stamp or similar issue or transfer taxes due as a result of the issuance or delivery of Warrant Shares to a Person other than the registered Holder of this Warrant.

(c) If the Holder exercises this Warrant in part, this Warrant shall be surrendered by the Holder to the Corporation and a new Warrant certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Corporation. The Corporation shall promptly register the new Warrant certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph 6 hereof as may be directed in writing by the Holder and deliver the new Warrant certificate to the Person or Persons entitled to receive the same.

(d) Notwithstanding any provision herein to the contrary, the Holder may not exercise this Warrant unless the Corporation shall have first obtained the approval of the shareholders of the Corporation in compliance with Rule 4350(i) of the NASD Manual, as amended, and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(e) Upon surrender of this Warrant in conformity with the foregoing provisions, the Corporation shall promptly transfer to the Holder of this Warrant appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or as may be directed in writing by the Holder (including the name or names of any transferee of the Holder to whom this Warrant has been transferred in whole or in part in accordance with Section 6), and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph 5 below.

(f) Notwithstanding any other provision hereof, if an exercise of all or any portion of this Warrant is to be made in connection with a registered public offering of any capital stock of the Corporation or any sale of the Corporation, the exercise of all or any portion of this Warrant may, at the election of the Holder, be conditioned upon the consummation of such public offering or sale of the Corporation, and such exercise shall not be deemed to be effective until the consummation of such public offering or sale.

3. RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant.

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4. RESERVATION OF SHARES. The Corporation hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Common Stock or other securities of the Corporation from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, in each case except to the extent set forth in the Equity Registration Rights Agreement and Sections 6.01, 6.05 and
6.06 of the Transaction Agreement, or created or imposed by the Holder.

5. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, and in lieu of delivery of any such fractional share upon any exercise hereof, the Corporation shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value per share of Common Stock as of the date of such exercise.

6. EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

(a) This Warrant and all rights hereunder are not transferable by the Holder hereof unless and until this Warrant becomes exercisable pursuant to Section 2 hereof. If this Warrant becomes exercisable pursuant to Section 2 hereof, this Warrant shall only be transferable to a Person who, prior to such transfer, agrees in writing to the terms and conditions hereof, including that this Warrant and the shares issued on exercise hereof shall be subject to the provisions of the Equity Registration Rights Agreement and Sections 6.01, 6.05 and 6.06 of the Transaction Agreement. Each taker and holder of this Warrant by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Corporation and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented hereby.

(b) Subject to Section 6(a) hereof and to the requirements of state and federal securities laws, the Holder of this Warrant shall be entitled to assign and transfer this Warrant, at any time in whole or from time to time in part, to any Person or Persons. Subject to the preceding sentence, upon surrender of this Warrant to the Corporation, together with the attached Warrant Assignment Form duly executed, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

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7. LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of any indemnification agreement reasonably satisfactory to the Corporation and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation shall execute and deliver a new Warrant certificate of like tenor and date. The Corporation agrees that in the case of the original Holder of this Warrant, a written agreement of indemnity given by such original Holder alone shall be satisfactory to the Corporation and no further bond, backstop or security shall be required.

8. ANTI-DILUTION PROVISIONS.

(a) COMMON STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS. In case the Corporation shall (i) pay or make a dividend or other distribution to all holders of its Common Stock in shares of Common Stock, (ii) subdivide, split or reclassify the outstanding shares of its Common Stock into a larger number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, then in each such case the Warrant Share Amount shall be adjusted to equal the number of such shares to which the holder of this Warrant would have been entitled upon the occurrence of such event had this Warrant been exercised immediately prior to the happening of such event or, in the case of a stock dividend or other distribution, immediately prior to the record date for determination of stockholders entitled thereto. An adjustment made pursuant to this Section 8(a) shall become effective immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split, combination or reclassification.

(b) REORGANIZATION OR RECLASSIFICATION. In case of any capital reorganization or any reclassification of the capital stock of the Corporation (whether pursuant to a merger or consolidation or otherwise (but excluding any event described in Section 8(a) above)), this Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property receivable upon such capital reorganization or reclassification of capital stock, as the case may be, by a holder of the number of shares of Common Stock into which this Warrant was exercisable immediately prior to such capital reorganization or reclassification of capital stock; and, in any case, appropriate adjustment shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth herein shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

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(c) DISTRIBUTIONS OF ASSETS OR SECURITIES OTHER THAN COMMON STOCK. In case the
Corporation shall, by dividend or otherwise, distribute to all holders of its Common Stock shares of any of its capital stock (other than Common Stock), rights or warrants to purchase any of its securities (other than those referred to in Section 8(d) below), cash, other assets or evidences of its indebtedness, then in each such case the Warrant Share Amount shall be adjusted by multiplying the Warrant Share Amount immediately prior to the date of such dividend or distribution by a fraction, of which the numerator shall be the Fair Market Value per share of Common Stock at the record date for determining stockholders entitled to such dividend or distribution, and of which the denominator shall be such Fair Market Value per share of Common Stock less the fair market value of such dividend or distribution per share of Common Stock (as determined in good faith by the Board of Directors of the Corporation).

(d) BELOW MARKET DISTRIBUTIONS OR ISSUANCES OF COMMON STOCK. In case the Corporation shall issue Common Stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) at a price per share (or having an effective exercise, exchange or conversion price per share) less than the Fair Market Value per share of Common Stock on the date such Common Stock (or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) is sold or issued (PROVIDED that no sale of securities pursuant to an underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the date of issuance of such Common Stock (or options, rights, warrants or other securities) by a fraction, the numerator of which shall be (x) the sum of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the aggregate consideration, if any, to be received by the Corporation upon the issuance of such additional Common Share Equivalents represented by all securities so issued multiplied by (y) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance and (B) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance plus (y) the aggregate consideration received by the Corporation for the total number of Securities so issued plus, (z) in the case of options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the additional consideration required to be received by the Corporation upon the exercise, exchange or conversion of such securities. An adjustment made pursuant to this Section 8(d) shall become effective immediately after the date such Common Stock or other security is sold or issued.

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Notwithstanding anything herein to the contrary, (1) no further adjustment to the Warrant Share Amount shall be made (x) upon the issuance or sale of Common Stock pursuant to the exercise of any options, rights or warrants or (y) upon the issuance or sale of Common Stock pursuant to the conversion or exchange of any convertible securities, if the adjustment in the Warrant Share Amount was made as required hereby upon the issuance or sale of such options, rights, warrants or securities or no adjustment was required hereby at the time such option, right, warrant or convertible security was issued and (2) no adjustment to the Warrant Share Amount shall be made upon the issuance or sale of Common Stock upon the exercise of any of the Corporation's other Warrants. In the event that any options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the issuance of which resulted in an adjustment pursuant to this Section 8(d), shall expire without being converted, exchanged or exercised, the adjustment made pursuant to this Section 8(d) with respect to such securities which have expired shall be reversed so that, as readjusted, the Warrant Share Amount is what it would have been had such securities which expired never been issued. No such readjustment shall apply with respect to any portion of this Warrant which has been exercised prior to the expiration of such securities which expired.

(e) BELOW MARKET DISTRIBUTIONS OR ISSUANCES OF PREFERRED STOCK OR OTHER SECURITIES. In case the Corporation shall issue Preferred Stock (or other securities of the Corporation other than Common Stock or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) at a price per share (or other similar unit) less than the Fair Market Value per share (or other similar unit) of such Preferred Stock (or other security) on the date such Preferred Stock (or other security) is sold (PROVIDED that no sale of Preferred Stock or other securities pursuant to an underwritten public offering shall be deemed to be for less than Fair Market Value), then in each such case the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the date of issuance of such Preferred Stock (or other security) by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such issuance and (ii) the Fair Market Value of a share of Common Stock immediately prior to the date of such issuance, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all

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securities outstanding immediately prior to such issuance and (B) the Fair
Market Value of a share of the Common Stock immediately prior to the date of such issuance minus (y) the difference between (I) the aggregate Fair Market Value of such Preferred Stock (or other security) and (II) the aggregate consideration received by the Corporation for such Preferred Stock (or other security) plus, in the case of options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Preferred Stock or other securities other than Common Stock, the additional consideration required to be received by the Corporation upon the exercise, exchange or conversion of such securities. An adjustment made pursuant to this Section 8(e) shall become effective immediately after the date such Preferred Stock (or other security) is sold. In the event that any options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Preferred Stock or other securities other than Common Stock, the issuance of which resulted in an adjustment pursuant to this Section 8(e), shall expire without being converted, exchanged or exercised, the adjustment made pursuant to this Section 8(e) with respect to such securities which have expired shall be reversed so that, as readjusted, the Warrant Share Amount is what it would have been had such securities which expired never been issued. No such readjustment shall apply with respect to any portion of this Warrant which has been exercised prior to the expiration of such securities which expired.

(f) ABOVE MARKET REPURCHASES OF COMMON STOCK. If at any time or from time to time the Corporation or any Subsidiary (as defined in the Transaction Agreement) shall repurchase, by self-tender offer or otherwise, any shares of Common Stock of the Corporation (or any security convertible into or exercisable or exchangeable for shares of Common Stock) at a weighted average purchase price in excess of the Fair Market Value thereof, on the Business Day immediately prior to the earliest of (i) the date of such repurchase, (ii) the commencement of an offer to repurchase or (iii) the public announcement of either (such date being referred to as the "DETERMINATION DATE"), the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to such Determination Date by a fraction, the numerator of which shall be the product of (1) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date minus the number of Common Share Equivalents represented by the securities repurchased or to be purchased by the Corporation or any Subsidiary thereof in such repurchase and (2) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to the Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the sum of (I) the aggregate consideration paid by the Corporation in connection with such repurchase and (II) in the case of options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock, the additional consideration required to be received by the Corporation upon the exercise, exchange or conversion of such securities. An adjustment made pursuant to this Section 7(f) shall become effective immediately after the effective date of such repurchase.

(g) ABOVE MARKET REPURCHASES OF PREFERRED STOCK OR OTHER SECURITIES. If at any time or from time to time the Corporation or any Subsidiary thereof shall repurchase, by self-tender offer or otherwise, any shares of Preferred Stock (or other securities of the Corporation other than Common Stock or options, rights, warrants or other securities convertible into or exchangeable or exercisable for shares of Common Stock) at a weighted average purchase price in excess of the Fair Market Value thereof, on the Business Day immediately prior to the Determination Date, the Warrant Share Amount shall thereafter be adjusted by multiplying the Warrant Share Amount immediately prior to the Determination Date by a fraction, the numerator of which shall be the product of (i) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (ii) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date, and the denominator of which shall be (x) the product of (A) the number of Common Share Equivalents represented by all securities outstanding immediately prior to such Determination Date and (B) the Fair Market Value of a share of Common Stock immediately prior to such Determination Date minus (y) the difference between
(I) the aggregate consideration paid by the Corporation in connection with such repurchase and (II) the aggregate Fair Market Value of such Preferred Stock (or other security). An adjustment made pursuant to this Section 8(g) shall become effective immediately after the effective date of such repurchase. The Corporation acknowledges that any repurchase described in Sections 8(f) or 8(g) of this Warrant is subject to the restrictions set forth in the Bridge Financing Agreement.

(h) EXEMPT ISSUANCES. Notwithstanding anything herein to the contrary, no adjustment to the Warrant Share Amount shall be caused pursuant to Sections 8(d) or (e) by (i) (x) the granting of options pursuant to a stock option or incentive plan maintained by the Corporation or the issuance of shares of Common Stock upon the exercise of such options, so long as any such plan has been approved by the Board of Directors of the Corporation and any such options have been granted at an exercise price equal to the fair market value of the Common Stock at the time of such grant (such fair market value to be determined pursuant to a reasonable methodology and in accordance with the terms of the relevant plan), and (y) the issuance of shares of Common Stock as restricted stock under a stock option or incentive plan maintained by the Corporation, or to directors, employees, consultants or other service providers of the Corporation in connection with their service to the Corporation to the extent that the aggregate number of shares of Common Stock so issued does not exceed 10% of the outstanding shares of Common Stock as of the date of such issuance;
(ii) the issuance of warrants, and the issuance of shares of Common Stock upon the exercise thereof, in connection with any debt or equity financing consummated by the Corporation to the extent that the number of shares of Common Stock for which such warrants are exercisable, does not exceed 1% of the outstanding shares of Common Stock as of the date of such issuance, (iii) the issuance of Common Stock or warrants by the Corporation as consideration for any acquisition, (iv) the issuance of warrants no. 1, 2 and 3 by the Corporation dated as of the date hereof to each of Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P. (and the issuance of shares of Common Stock pursuant to such warrants), or (v) the issuance of warrants no. 4, 5, 6, 7, 8 and 9 by the Corporation dated as of the date hereof to each of the Bridge Lenders (including any increase in the "Warrant Share Amount" in such warrants, and the issuance of shares of Common Stock pursuant to such warrants).

(i) ADJUSTMENT OF EXERCISE PRICE; CERTAIN DETERMINATIONS. Upon each adjustment of the Warrant Share Amount as a result of the calculations made in the preceding paragraphs of this Section 8, the Exercise Price hereunder immediately after giving effect to such adjustment shall be equal to (A) the product of (i) the Warrant Share Amount immediately prior to such adjustment TIMES (ii) the Exercise Price immediately prior to such adjustment DIVIDED by (B) the Warrant Share Amount in effect immediately after such adjustment, PROVIDED that in no event shall the Exercise Price, as adjusted, be less than the par value per share of Common Stock as of the Closing Date ($0.01). In making any calculations in paragraphs (c), (d), (e), (f) or (g) above of this Section 8, the value of any non-cash consideration received or paid by the Corporation or any non-cash dividend or distribution made by the Corporation shall be determined by the Board of Directors of the Corporation, and such determination shall be conclusive.

(j) CERTIFICATE AS TO ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Warrant Share Amount pursuant to this Section 8, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of the Holder, furnish or cause to be furnished to the Holder a like certificate setting forth (1) such adjustments and readjustments and (2) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

(k) NOTICES. (i) In the event that the Corporation shall propose at any time to effect any transaction of the type described in Sections 8(a) through 8(g) hereof or to take any similar extraordinary corporate action affecting the Corporation's capital stock, then, in connection with each such event, the Corporation shall send to the Holder at least 10 days' prior to (x) in the case of a dividend or other distribution, the applicable record date, a notice specifying the record date for purposes of such dividend or distribution and the date on which such dividend or other distribution is to be made, and (y) in any other case, the date on which such event is to become effective or the first date on which the Corporation intends to effect any such transaction, as the case may be, in each case specifying in reasonable detail what the transaction or event consists of and, if applicable, the aggregate amount or value of any cash or property proposed to be distributed, paid, purchased or received by the Corporation in connection therewith.

(ii) In the event of (x) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, (y) any consolidation, merger or sale described in Section 9 below or (z) any registered public offering of capital stock by the Corporation or other sale of the Corporation, the Corporation shall provide to the Holder at least 10 days' prior written notice thereof.

(iii) Unless notice is otherwise required pursuant to Section 8(k)(i) or (ii) hereof, the Corporation shall send written notice to the Holder immediately upon any public announcement with respect to an open market repurchase program for, any self-tender offer for and any other repurchase of shares of Common Stock, other than repurchases in the ordinary course of business of Common Stock issued in connection with the exercise of options outstanding on the date hereof or issued in the ordinary course of business consistent with past practice pursuant to the terms of any employee stock incentive plan adopted by the Corporation (x) from employees of the Corporation upon their death, termination or retirement or
(y) upon foreclosure pursuant to loans outstanding on the date hereof or made in the ordinary course of business by the Corporation to employees of the Corporation secured by Common Stock.

9. CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another Person into the Corporation (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Corporation to the Person formed by such consolidation or resulting from such merger or to the Person that acquires such assets pursuant to any such sale or transfer of all or substantially all of the assets of the Corporation, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger, sale or transfer of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, merger, conveyance, lease, transfer or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this Section 9 shall similarly apply to successive consolidations, merger, sales, leases or transfers.

10. QUALIFIED CAPITAL MARKETS TRANSACTION. (a) The Warrants shall only become exercisable if the Bridge Lenders or their Affiliates present to the Corporation a Bona Fide Proposal and (i) either (A) the Corporation within 60 days of the date of presentation of such Bona Fide Proposal notifies the Bridge Lenders that it rejects the Bona Fide Proposal (or the Corporation fails to notify the Bridge Lenders within such 60-day period that it is prepared to proceed with such Qualified Capital Markets Transaction in accordance with Section 10(b) below) or
(B) the Corporation notifies the Bridge Lenders that it accepts such Bona Fide Proposal and thereafter materially breaches its obligations set forth in Section 10(b) below, and (ii) at such time, the Corporation has failed to satisfy its outstanding obligations under the Rollover Notes in full, including principal, interest and any other amounts owed thereunder by the Corporation.

               (b) If the Corporation notifies the Bridge Lenders that it is prepared to proceed with such Bona Fide Proposal within 60 days of the date of presentation of such Bona Fide Proposal, the Corporation shall use its good faith reasonable best efforts to consummate the Qualified Capital Markets Transaction, including but not limited to, using good faith reasonable best efforts to (A) negotiate and enter into customary definitive documentation (such as an underwriting agreement, securities purchase agreement or similar documentation) with respect to such Qualified Capital Markets Transaction, (B) facilitate any customary due diligence (including by entering into customary confidentiality agreements), by potential underwriters, purchasers and their advisors and attorneys, (C) prepare and file any disclosure documents with the Securities and Exchange Commission (the "SEC") required to consummate such Qualified Capital Markets Transaction and (D) obtain SEC approval of any disclosure documents required to consummate such Qualified Capital Markets Transaction as promptly as reasonably practicable; PROVIDED that the Corporation's obligations hereunder shall be suspended for a period of time not to exceed 90 days if the Corporation furnishes to the Bridge Lenders a certified resolution of the Board of Directors of the Corporation stating that in its good faith judgment the fulfillment of the foregoing obligation would (because of the existence of, or in anticipation of, any acquisition or other material event or transaction the public disclosure of which would be materially prejudicial to the Corporation) be significantly disadvantageous (a "DISADVANTAGEOUS CONDITION") to the Corporation, except that the foregoing obligation of the Corporation shall be reinstated once such Disadvantageous Condition no longer exists (written notice of which the Corporation shall promptly deliver to the Bridge Lenders) and in any 365 day period, only one such suspension period shall be permitted. The Bridge Lenders and their Affiliates, and any other underwriters of, and purchasers of securities in, such Qualified Capital Markets Transaction, shall use their good faith reasonable best efforts to take all actions necessary to consummate such Qualified Capital Markets Transaction, including but not limited to, reasonable cooperation with the Corporation in connection with its actions hereunder.

               (c) The Bridge Lenders or their Affiliates shall not request the Corporation to consummate more than one Qualified Capital Markets Transaction in any 90-day period, unless the consummation of such transactions is substantially contemporaneous.

               (d) Any Warrants outstanding but not yet exercisable pursuant to
Section 10(a) shall expire on the earlier of (i) the Expiration Date, (ii) the date the original Holder of the Warrants or any affiliate ceases to own any Rollover Notes, and (iii) the date upon which the Corporation has satisfied its outstanding obligations under the Rollover Notes in full, including principal, interest and any other amounts owed thereunder or under the Bridge Financing Agreement by the Corporation.

               (e) It is understood and agreed that the Corporation shall not be obligated to consummate a Qualified Capital Markets Transaction presented to it by the Bridge Lenders or their Affiliates; PROVIDED that the failure to consummate a transaction shall not prejudice the right of the Holders to have the Warrants become exercisable pursuant to Section 10(a) above.

11. RIGHT OF FIRST REFUSAL. The Corporation agrees to grant a right of first refusal to each of the Bridge Lenders or their affiliates, pursuant to the terms on which the Bridge Lenders and the Corporation shall agree, to serve as co-lead managers and joint bookrunners or similar primary lead roles as underwriters, placement agents or initial purchasers in connection with any securities offerings by the Corporation or its Subsidiaries so long as any obligations under the Rollover Notes are outstanding, in each case except with respect to any transaction undertaken as an alternative to the Qualified Capital Markets Transaction presented to the Corporation pursuant to Section 10(a) above that constitutes a bona fide commitment (subject to customary conditions) by a financial institution to purchase securities of the Corporation on terms better than the terms offered to the Corporation in such Qualified Capital Markets Transaction as determined by the Board of Directors in the good faith exercise of their business judgment, in which case the Bridge Lenders shall not have a right of first refusal, but shall instead have a right to provide (or have their affiliate provide) a written commitment to the Corporation having the same or better terms and conditions and if the Bridge Lenders or their affiliates choose to provide such commitment the Corporation shall, if it determines to proceed with the alternative transaction, execute such transaction with the Bridge Lenders or affiliates that provided such commitment. For the avoidance of doubt, the parties acknowledge that the rights of each of the Bridge Lenders (or its affiliate) under this Section 11 is non-transferable and personal to each Bridge Lender (or its affiliate) so long as such Bridge Lender (or its affiliate) owns any Rollover Notes.

12. NOTICES. Any notice, demand or delivery authorized by this Warrant shall be in writing and shall be given to the Holder or the Corporation, as the case may be, at its address (or facsimile number) set forth below, or such other address (or facsimile number) as shall have been furnished to the party giving or making such notice, demand or delivery:

         If to the Corporation:

         Choice One Communications Inc.
         1 HSBC Plaza
         100 Chestnut Street
         Suite 1600
         Rochester, New York 14604
         Attention:   Steve M. Dubnik
         Telecopy:   585-530-2734

         with a copy to:

         Nixon Peabody LLP
         Clinton Square
         200 Broad Street
         Rochester, New York  14604
         Attention:   James A. Locke, III
         Telecopy:   585-263-1600

         If to the Holder:

         [              ]

         with a copy to:

         Simpson Thacher & Bartlett
         425 Lexington Avenue
         New York, NY 10017
         Attention:        Mark Thompson
         Telecopy:         212-455-2502

Each such notice, demand or delivery shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

13. RIGHTS OF THE HOLDER. Prior to the exercise of this Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Corporation, including, without limitation, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of shareholders or any notice of any proceedings of the Corporation except as may be specifically provided for herein.

14. GOVERNING LAW. THIS WARRANT AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

15. AMENDMENTS; WAIVERS. Any provision of this Warrant may be amended or waived if such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Corporation, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the Corporation has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of September 13, 2002.

                                 CHOICE ONE COMMUNICATIONS INC.
                                 By:
                                    -------------------------------------------
                                     Name:
                                     Title:


Acknowledged and Agreed:

[HOLDER]


By:
   -----------------------------------------
      Name:
      Title:

                          WARRANT EXERCISE NOTICE FORM


To:      Choice One Communications Inc.


         The undersigned irrevocably exercises the Warrant for the purchase of ___________ shares of common stock, par value $0.01 per share, of Choice One Communications Inc. (the "CORPORATION") (the "SHARES") at $_____ per Share (the Exercise Price currently in effect pursuant to Warrant No. [______](the "WARRANT") and [herewith makes payment of $___________ (such payment being made in immediately available funds in cash or by certified or official bank or bank cashier's check payable to the order of the Corporation or by any permitted combination of such cash or check)], [hereby authorizes the Corporation to withhold ______ shares (being the number of Shares which when multiplied by the Fair Market Value of one Share equals $______ [the amount of the Exercise Price for all Shares, including the withheld shares],)] all on the terms and conditions specified in the Warrant, surrenders the Warrant and all right, title and interest therein to the Corporation and directs that the Shares deliverable upon the exercise of the Warrant be registered or placed in the name and at the address specified below and delivered thereto. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Warrant.

         Date: ______________


        ---------------------------------------------------------
        (Signature of Owner)



        ---------------------------------------------------------
        (Street Address)



        ---------------------------------------------------------
        (City)             (State)            (Zip Code)

Securities and/or check to be issued to:

Please insert social security or identifying number: ________________________

Name:____________________________________________________________

Street Address:_____________________________________________________

City, State and Zip Code:_____________________________________________


Any unexercised portion of the Warrant to be issued to:

Please insert social security or identifying number:_________________________

Name: ____________________________________________________________

Street Address: _____________________________________________________

City, State and Zip Code: _____________________________________________

                             WARRANT ASSIGNMENT FORM



                                                   Dated ___________ ___, _____


        FOR VALUE RECEIVED, ______________________

hereby sells, assigns and transfers unto_____________________________(the
"ASSIGNEE")                              (please type or print in block letters)

---------------------------------------------------------------
   (insert address)

its right to purchase _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the same on the books of the Corporation, with full power of substitution in the premises.



                                                  Signature: __________________